EXHIBIT 99.1

IMMEDIATE RELEASE	NEWS
May 6, 2014	Nasdaq: EVOL

Evolving Systems Reports First Quarter 2014 Financial Results

License and services bookings up 42% to $5.1M from $3.6M in Q1 last year

DSA license and services bookings up 95% in Q1 to $3.5M from $1.8M in Q1 last year

License and services backlog up 40% in Q1 to $7.8M from $5.6M in Q1 last year

DSA license and services backlog up 72% in Q1 to $5.3M from $3.1M in Q1 last year

Second quarter dividend of $0.10 per share, payable May 30, 2014, to stockholders of record on May 20, 2014

ENGLEWOOD, Colorado — Evolving Systems, Inc. (Nasdaq: EVOL), a leader in activation, enablement and management of services for connected mobile devices, today reported financial results for its first quarter ended March 31, 2014.

“We followed strong third and fourth quarter bookings results with a first quarter record performance in the category of license and service bookings,” said Thad Dupper, Chairman and CEO.  “Total license and services bookings increased 42% year over year while license and services bookings for our flagship Dynamic SIM Allocation™ (DSA) solution grew 95% over the same period, indicating growing market acceptance of DSA as wireless carriers capitalize on the product’s competitive benefits.  Bookings momentum pushed our license and services backlog up 40% in the first quarter to $7.8 million from $5.6 million a year ago. At the same time, our DSA license and services backlog increased 72% in the first quarter to $5.3 million from $3.1 million year over year.  We believe this backlog growth positions us for strong revenue and EBITDA performance in the second quarter.”

First Quarter Highlights

•                  Revenue of $6.6 million versus $6.7 million a year ago.  License and services revenue was $4.4 million versus $4.5 million last year. Customer support revenue was $2.2 million for the comparative first quarters.

•                  Operating income of $1.0 million versus $1.8 million in the first quarter last year.

•                  Net income of $0.7 million versus $1.2 million in the first quarter last year.  Diluted net income per share was $0.05 versus $0.10.

•                  Adjusted EBITDA of $1.4 million versus $2.0 million in the first quarter last year.

•                  Balance Sheet: Cash and cash equivalents at March 31, 2014, were $12.4 million, up from $11.5 million a year ago but down from $13.8 million at 2013 year-end.

•                  Dividend Update: The Company declared a second quarter dividend of $0.10 per share to stockholders of record on May 20, 2014, payable May 30, 2014.

Bookings and Backlog Highlights

•                  First quarter bookings totaled $7.4 million, up 30% from $5.7 million in the same quarter last year.  Total bookings included $5.1 million in license and services, up 42% year over year, and $2.4 million in customer support, up 10% over the first quarter last year. DSA license and services bookings in the first quarter grew 95% to $3.5 million from $1.8 million year over year. Tertio® Service Activation (TSA) license and services bookings were $1.6 million, down 10% from $1.8 million in the first quarter last year. (Bookings are defined as new, non-cancelable orders expected to be recognized as revenue during the following 12 months.)

•                  Total backlog at March 31, 2014, was $13.1 million, up 34% from $9.8 million in the first quarter last year.  License and services backlog was up 40% in the first quarter to $7.8 million from $5.6 million a year ago. DSA license and services backlog was up 72% year over year to $5.3 million from $3.1 million, and TSA license and services backlog was flat at $2.5 million.  Customer support backlog was $5.3 million, up 26% from $4.2 million a year ago.

Conference Call

The Company will conduct a conference call and webcast today at 2:30 p.m. Mountain Time.  The call-in numbers for the conference call are 1-877-303-6316 for domestic toll free and 650-521-5176 for international callers.  The conference ID is 36075031.  A telephone replay will be available through May 20, 2014, and can be accessed by calling 1-855-859-2056 or 1-404-537-3406. Conference ID 36075031. To access a live webcast of the call, please visit Evolving Systems’ website at www.evolving.com.  A replay of the Webcast will be accessible at that website through May 20, 2014.

Non-GAAP Financial Measures

Evolving Systems reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP).  In addition, the Company is providing in this news release non-GAAP financial information in the form of net income, diluted net income per share and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions.)  Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance.  Investors and financial analysts who follow the Company use non-GAAP net income and non-GAAP diluted income per share to compare the Company against other companies.  Adjusted EBITDA can be useful for lenders as an indicator of earnings available to service debt.  Non-GAAP financial measures should not be considered in isolation from or as an alternative to the financial information prepared in accordance with GAAP.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) is a provider of software and services to 60 network operators in over 40 countries worldwide. The Company’s product portfolio includes market-leading activation products that address subscriber service activation, SIM card activation, mobile broadband activation as well as the activation of connected devices. Founded in 1985, the Company has headquarters in Englewood, CO, with offices in San Francisco, CA; the United Kingdom; India; and Malaysia. For more information please visit www.evolving.com or follow us on Twitter: http://twitter.com/EvolvingSystems.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, statements about the market for the Company’s DSA and TSA products, market leadership, bookings growth, expectations for additional orders and revenue, expectations for strong second quarter EBITDA and revenue results, and the Company’s continued ability to pay dividends or post quarterly results that are similar to those described in this press release are forward-looking statements. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations.  For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Form 10-K filed with the SEC on March 11, 2014, as well as other SEC filings, including Forms 10-Q, 10-Q/A, 8-K and press releases.

Investor Relations	Press Relations

Jay Pfeiffer Pfeiffer High Investor Relations, Inc. 303.393.7044 jay@pfeifferhigh.com	Jo Windel Marketing Manager Evolving Systems +44 (0)1225 478062 jo.windel@evolving.com

Consolidated Statements of Operations

(In thousands except per share data)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Revenue:
License fees and services	$4,367	$4,507
Customer support	2,215	2,162
Total revenue	6,582	6,669
Costs of revenue and operating expenses:
Costs of license fees and services, excluding depreciation and amortization	1,478	1,536
Costs of customer support, excluding depreciation and amortization	420	308
Sales and marketing	1,660	1,301
General and administrative	834	895
Product development	883	713
Depreciation	46	37
Amortization	23	98
Restructuring	211	—
Total costs of revenue and operating expenses	5,555	4,888
Income from operations	1,027	1,781
Other income (expense):
Interest income	3	3
Interest expense	(5)	(6)
Foreign currency exchange gain (loss)	(96)	(43)
Other income (expense), net	(98)	(46)
Income from operations before income taxes	929	1,735
Income tax expense	278	562
Net income	$651	$1,173
Basic income per common share	$0.06	$0.10
Diluted income per common share	$0.05	$0.10
Weighted average basic shares outstanding	11,621	11,409
Weighted average diluted shares outstanding	11,917	11,691

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$12,406	$13,785
Short-term restricted cash	24	—
Contract receivables, net	5,877	6,420
Unbilled work-in-progress, net	3,190	2,423
Deferred income taxes	133	131
Prepaid and other current assets	1,141	1,173
Total current assets	22,771	23,932
Property and equipment, net	392	342
Amortizable intangible assets, net	679	702
Goodwill	18,090	17,936
Long-term restricted cash	—	24
Long-term deferred income taxes	195	248
Total assets	$42,127	$43,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$7	$8
Accounts payable and accrued liabilities	3,694	4,479
Income taxes payable	497	459
Unearned revenue	4,108	4,287
Total current liabilities	8,306	9,233
Long-term liabilities:
Capital lease obligations, net	10	11
Contingent earn-out obligation	178	178
Long-term unearned revenue	871	1,027
Total liabilities	9,365	10,449
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	94,123	93,895
Treasury stock	(1,253)	(1,253)
Accumulated other comprehensive loss	(2,705)	(3,016)
Accumulated deficit	(57,415)	(56,903)
Total stockholders’ equity	32,762	32,735
Total liabilities and stockholders’ equity	$42,127	$43,184

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except per share data)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Non-GAAP net income:
GAAP net income	$651	$1,173
Amortization of intangible assets	23	98
Stock-based compensation expense	88	75
Restructuring	211	—
Income tax adjustment for non-GAAP*	(116)	(32)
Non-GAAP net income	$857	$1,314

Diluted net income per share:
GAAP	$0.05	$0.10
Non-GAAP	$0.07	$0.11

Shares used to compute diluted EPS	11,917	11,691

	Three months ended
	March 31,
	2014	2013
Adjusted EBITDA:

Net income	$651	$1,173
Depreciation	46	37
Amortization of intangible assets	23	98
Stock-based compensation expense	88	75
Restructuring	211	—
Interest expense and other (benefit), net	98	46
Income tax expense	278	562
Adjusted EBITDA	$1,395	$1,991

*The estimated income tax for non-GAAP net income is adjusted by the amount of additional expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability, taking into account in which tax jurisdiction each of the above adjustments would be made and the tax rate in that jurisdiction.